Exhibit 99.5

DATED 25 NOVEMBER 2013

MORGANCREEK INVESTMENT HOLDINGS LIMITED

as Chargor

and

GOPHER INVESTMENT FUND SPC for the account of Gopher Financing Fund SP as Chargee

BORROWER ACCOUNT CHARGE

THIS DEED is made on 25 November 2013

BETWEEN

(1)	MORGANCREEK INVESTMENT HOLDINGS LIMITED, a company incorporated under the laws of the British Virgin Islands whose registered office is at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, B.V.I. (the “Chargor”); and

(2)	GOPHER INVESTMENT FUND SPC (for the account of Gopher Financing Fund SP), an exempted company incorporated with limited liability in the Cayman Islands, the registered office of which is at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, for the account of Gopher Financing Fund SP, as chargee (the “Chargee”), which expression shall include its successors, assigns and transferees.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Deed, unless otherwise defined herein, all terms defined or referred to in the Facility Agreement (as defined below), shall bear the same meaning when used in this Deed and, in addition:

“Account Bank” means Citibank N.A., Hong Kong Branch.

“ADSs” means American depositary shares in the Company, each representing three (3) ordinary shares in the Company.

“Cash Account” means a cash account, with account number 5229067011, opened in the name of the Chargor with the Account Bank, which forms part of the Charged Account.

“Charged Account” means:

(a)	the Cash Account;

(b)	the Safekept Securities Account;

(c)	any account opened (with any financial institution, situated in Hong Kong) in replacement of an account referred to in paragraphs (a) or (b) above with the consent of the Chargee; and

(d)	any other account (with any financial institution, situated in Hong Kong) designated as such, from time to time, jointly by the Chargor and the Chargee.

“Charged Property” means all the assets and undertaking of the Chargor which from time to time are the subject of the security created or expressed to be created in favour of the Chargee pursuant to this Deed.

“Collateral Rights” means all rights, powers and remedies of the Chargee provided by this Deed or by law.

“Company” means Concord Medical Services Holdings Limited, an exempted company established under the law of the Cayman Islands.

“Conditions of Consent to Account Charge” means the notice to the Chargee from the Account Bank relating to the charge in favour of the Chargee over the Charged Account, the form of which is set out in Schedule 2.

“Event of Default” has the meaning given to that term in the Facility Agreement.

“Facility Agreement” means the US$71,827,050.45 term loan facility agreement dated 8 November 2013 between Morgancreek Investment Holdings Limited as borrower, the Chargee as lender, and each of Mr. Jianyu Yang and Mr. Zheng Cheng as a guarantor.

“Hong Kong SAR” or “Hong Kong” means the Hong Kong Special Administrative Region.

“Instruction Notice” has the meaning given to that term in the Conditions of Consent to Account Charge

“Receiver” means a receiver or receiver and manager from time to time appointed in respect of the whole or any part of the Charged Property.

“Safekeeping Agreement” means the safekeeping agreement in relation to the Cash Account and Safekept Securities Account dated 20 November 2013 and entered into between the Chargor and the Account Bank.

“Safekept Securities” means any and all ADSs held in the Safekept Securities Account.

“Safekept Securities Account” means a securities account in which the Safekept Securities are held, with account number 2290670000 opened in the name of the Chargor with the Account Bank and which forms part of the Charged Account.

“Secured Obligations” means all present and future sums, obligations and liabilities (whether actual or contingent) of the Chargor to the Chargee under each or any of the Finance Documents, and whether or not matured and whether or not liquidated, in each case together with all money, obligations and liabilities due, owing or incurred in respect of any variations or increases in the amount or composition of the facilities provided under any Finance Document or the obligations and liabilities imposed under such documents.

“Security” has the meaning given to that term in the Facility Agreement

1.2	Interpretation

In this Deed:

(a)	the principles of construction and interpretation contained or referred to in Clause 1.2 (Construction) of the Facility Agreement shall apply to the construction and interpretation of this Deed; and

(b)	any reference to any or all of the Chargor or the Chargee shall be construed so as to include its or their (and any subsequent) successors and any permitted assignees and transferees in accordance with their respective interests.

2.	PAYMENT OF SECURED OBLIGATIONS

2.1	Covenant to Pay

The Chargor shall discharge and pay to the Chargee (when due and payable) each of the Secured Obligations when the same become due in accordance with the Finance Documents.

2.2	Interest

The Chargor shall ensure that all interest accruing on the moneys from time to time standing to the credit of the Cash Account is to be credited to the Cash Account.

2.3	Interest on Overdue Sums

If the Chargor fails to pay any sum due and payable by it under this Deed on the due date for payment of that sum it shall pay interest on such sum (before and after any judgment and to the extent interest at a default rate is not otherwise being paid on such sum) from the date of demand until the date of payment of such sum in full by that Chargor, calculated on a daily basis at the rate determined in accordance with the provisions of Clause 8.3 (Default interest) of the Facility Agreement.

3.	CHARGE OVER CASH AND SECURITIES ACCOUNT

3.1	As continuing security for the due and punctual payment and discharge of all the Secured Obligations, the Chargor as beneficial owner hereby:

(a)	charges in favour of the Chargee by way of first fixed charge, all its rights, title and interest present and future in and to the Safekept Securities and all Distributions in respect thereof and any other assets now or in the future held in the Charged Account except to the extent that the rights will be subject to an assignment under paragraph (c) below;

(b)	charges in favour of the Chargee by way of a first fixed charge, all its right, title and interest present and future in, in respect of or represented by its interest in the Charged Account (including without limitation all amounts now or in the future standing to the credit of or accrued or accruing in respect of the Charged Account) except to the extent that the rights will be subject to an assignment under paragraph (c) below;

(c)	assigns, and agrees to assign absolutely to the Chargee all its rights , present and future, relating to the Charged Account, the Safekept Securities, the Account Bank and the Safekeeping Agreement to which it is a party, including without limitation to its rights against the Account Bank, all rights it may have against any person to require delivery to it of any Safekept Securities and all rights it may have to give instructions relating to the Safekept Securities and the Charged Account (and the securities and amounts standing to the credit thereof).

4.	PERFECTION OF SECURITY

4.1	The Chargor shall deliver to the Chargee (or procure the delivery to the Chargee of), as soon as reasonably practicable after execution of this Deed (but in any event prior to the delivery of a Utilisation Request pursuant to the Facility Agreement):

(a)	a notice of charge to the Account Bank in respect of the Charged Account in the form of the Schedule 1 (Form of Notice of Charge) (or otherwise in form and substance satisfactory to the Chargee) duly executed by, or on behalf of, the Chargor, and shall procure that such notice is acknowledged by the Account Bank as soon as reasonably practicable thereafter (but in any event prior to the delivery of a Utilisation Request pursuant to the Facility Agreement) in the form of acknowledgement attached to such notice.

(b)	a letter to the Chargee in respect of the Charged Account in the Form of the Schedule 2 (Conditions of Consent to Account Charge) (or otherwise in form and substance satisfactory to the Chargee) duly executed by, or on behalf of, the Account Bank, and shall procure that such letter is acknowledged by the Chargor as soon as reasonably practicable thereafter (but in any event prior to the delivery of a Utilisation Request pursuant to the Facility Agreement) in the form of acknowledgement attached to such letter.

5.	OPERATION OF THE CHARGED ACCOUNT

5.1	Cash Account

Subject to Clause 9, the Chargor shall operate the Cash Account in accordance with Clause 21.16 (Borrower Charged Account) of the Facility Agreement. Save as permitted under the provisions of the Facility Agreement, the Chargor shall have no right to withdraw, or to cause or to consent to the withdrawal of, funds held in the Cash Account or to direct the investment of such funds or the liquidation of such investments, in each case other than with the prior written consent of the Chargee.

5.2	Safekept Securities Account

(a)	The Chargor represents to the Chargee on the date of this Deed, on each Utilisation Date and on the last day of each Interest Period that the Safekept Securities which are the subject of the security created pursuant to this Deed are in uncertificated form and the Account Bank is the registered owner of the Safekept Securities.

(b)	Subject to Clause 9, the Chargor shall operate the Safekept Securities Account in accordance with Clause 21.16 (Borrower Charged Account) of the Facility Agreement. Save as permitted under the provisions of the Facility Agreement, the Chargor shall not make or consent to the making of any withdrawal or transfer of any Safekept Securities from the Safekept Securities Account, in each case other than with the prior written consent of the Chargee.

(c)	The Chargor shall procure that any Distributions paid or to be paid in respect of the Safekept Securities are deposited in the Cash Account, and any such Distributions shall be subject to the security created pursuant to this Deed including (without limitation) the provisions of Clause 5.1.

5.3	Instruction Notice

The Chargee shall be entitled to give an Instruction Notice to the Account Bank with effect from the date of this Deed.

6.	FURTHER ASSURANCE

6.1	If at any time after the date of this Deed, the Chargor applies to have itself registered as a non-Hong Kong company under Part XI of the Companies Ordinance (Cap. 32), it shall within five Business Days of such application being made notify the Chargee. Without prejudice to the foregoing, upon its being registered as a non-Hong Kong company under Part XI of the Companies Ordinance (Cap. 32), the Chargor shall procure that prescribed particulars of this Deed shall, forthwith upon its registration as a non-Hong Kong company, be presented to the Hong Kong Companies Registry in accordance with the Companies Ordinance (Cap. 32) (and in any event within 5 weeks of the date of its registration as a non-Hong Kong company).

6.2	The Chargor shall promptly execute, or procure the execution of, all documents (including without limitation transfers) and do all things (including without limitation the delivery, transfer, assignment or payment of all or part of the Charged Property to the Chargee) that the Chargee may require for the purpose of (a) exercising the Collateral Rights or (b) securing and perfecting the Chargee’s security over or title to all or any part of the Charged Property.

6.3	The Chargor shall, upon demand from the Chargee, at any time after the security created pursuant to this Deed has become enforceable, execute, or procure the execution of, all documents and do all other things that the Chargee may require to facilitate the realisation of the Charged Property.

6.4	The Chargor shall, at the request of the Chargee, promptly at its own cost as the Chargee may from time to time require, change the nature, status or form of any of the Charged Property to such other nature, status or form as may (in the sole and absolute discretion of the Chargee) be necessary or desirable in order to preserve, protect or enhance the value or realisation of such Charged Property by any deposit, transfer or other procedure as may be necessary or desirable in order for any entitlement to be held or enjoyed by means of American depositary receipts.

6.5	The Chargor shall:

(a)	Immediately after the execution of this Deed, instruct its registered agent to create and maintain a register of charges (“Register of Charges”) and to enter particulars of the security created pursuant to this Deed in such Register of Charges, and the Chargor shall instruct its registered agent to effect registration of particulars of this Deed at the Registry of Corporate Affairs of the British Virgin Islands (the “Registry”) pursuant to Section 163 of the BVI Business Companies Act, 2004 (as amended) of the British Virgin Islands, (the “BVI Act”);

(b)	Promptly and in any event within three (3) Business Days from and including the date of execution of this Deed, deliver or procure to be delivered to the Chargee a certified copy of the updated Register of Charges recording the particulars of the security created pursuant to this Deed and a confirmation in writing from the registered agent of the Chargor that the relevant application form to register the security created pursuant to this Deed with the Registry has been filed with the Registry pursuant to Section 163 of the BVI Act; and

(c)	Promptly and in any event within thirty (30) Business Days from and including the date of execution of this Deed, deliver or procure to be delivered to the Chargee the certificate of registration of charge issued by the Registry and a Registry stamped copy of the description of the security created pursuant to this Deed.

7.	CHARGOR’S REPRESENTATIONS AND WARRANTIES

7.1	The Chargor hereby makes the following representations and warranties to the Chargee and acknowledges that the Chargee has relied upon those representations and warranties:

(a)	the Chargor has not assigned or otherwise disposed or purported to assign or otherwise dispose of any of its right, title or interest in relation to the Charged Property, or any part thereof except for the creation of the security hereunder;

(b)	subject to the delivery of a notice of charge referred to in Clause 4.1, this Deed:

(i)	constitutes an effective charge over the Charged Property; and

(ii)	enjoys the priority which it is expressed to have;

(c)	it is the sole and absolute legal and beneficial owner of all of the Charged Property free from any Security, except the security created pursuant to this Deed;

(d)	it is not registered in Hong Kong as a non-Hong Kong company under Part XI of the Companies Ordinance (Cap. 32) at the date of execution of this Deed;

(e)	The Chargor has not sold or disposed of or granted any options or pre-emption rights in respect of any of its right, title and interest in the Charged Property or entered into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences or incidents of ownership of the Charged Property nor agreed to do so, other than as permitted under the Facility Agreement;

(f)	In relation to the Safekeeping Agreement:

(i)	the Safekeeping Agreement is a legally binding, valid and enforceable obligation;

(ii)	it is not in default of any of its material obligations under the Safekeeping Agreement;

(iii)	there is no prohibition on assignment of the Safekeeping Agreement to the Chargee; and

(iv)	its entry into and performance of this Deed will not conflict with any term of the Safekeeping Agreement.

(g)	all acts, conditions and things required to be done, fulfilled and performed in order (i) to enable it lawfully to enter into, and perform and comply with the obligations expressed to be assumed by it in, this Deed, (ii) to ensure that the obligations expressed to be assumed by it in this Deed are legal, valid, binding and enforceable and (iii) to make this Deed admissible in evidence in its jurisdiction of incorporation, have been done, fulfilled and performed; and

(h)	except for the registration referred to in Clause 6.5, under the laws of its jurisdiction of incorporation in force at the date hereof, it is not necessary that this Deed be filed, recorded or enrolled with any court or other authority in such jurisdiction or that any stamp, registration or similar tax be paid on or in relation to this Deed

7.2	The representations and warranties contained in Clause 7.1 shall be deemed to be repeated (by reference to the facts and circumstances then existing) by the Chargor on the Utilisation Date.

8.	RESTRICTIONS, NEGATIVE PLEDGE AND DISPOSALS

8.1	Incidents of Conversion

The Chargor hereby acknowledges and agrees (and it shall be a condition of each such release, assurance or other action hereinafter mentioned) that, if in connection with any change (or proposed change) in the nature, status or form of any of the Charged Property (whether in the form of ADSs being converted into Ordinary Shares or otherwise) (the “Relevant Charged Assets”), the Chargee or its nominee(s) or any other person on its behalf shall issue any release of any of the Charges in connection with such Relevant Charged Assets or otherwise give any assurance or take any other action that might otherwise be construed as a release of, or inconsistent with, the Security over such Relevant Charged Assets created or expressed to be created by or pursuant to this Deed, such release, assurance or other action shall not operate so as to release or otherwise prejudice in any way the security created pursuant to this Deed to the extent that it relates to:

(a)	any of the Charged Property which will or may accrue or arise by virtue of such change (or proposed change), or

(b)	any of the Charged Property in existence immediately prior to such action, in the event such change (or proposed change) shall not be completed, in whole or in part, or

(c)	any of the Charged Property which is not specifically the subject of such action.

8.2	The Chargor further acknowledges and agrees that, in connection with any such change (or proposed change), the Chargee, its nominee or other persons on its behalf (or, at the direction of the Chargee, on behalf of the Chargor) may enter into one or more agreements or give assurances or undertakings as may be necessary or desirable for the purpose of such change (or proposed change). The Chargor undertakes promptly on demand to indemnify the Chargee and each such nominee or other person against any expenses, cost, loss or liability it may incur or suffer arising out of or in connection with any of the foregoing.

8.3	Accounts

The Chargor shall not, during the subsistence of this Deed, agree to any variation of the rights attaching to the Charged Account or close the Charged Account, in each case without the prior written consent of the Chargee.

8.4	Negative Pledge

The Chargor undertakes that it will not, at any time during the subsistence of this Deed, create or permit to subsist any security created pursuant to this Deed over all or any part of the Charged Property.

8.5	Distributions

For the avoidance of doubt, subject to Clause 5.2(c), all Distributions shall at all times be applied and dealt with in accordance with Clause 21 (Dividends) of the Facility Agreement.

8.6	Payment of calls etc.

The Chargor will promptly pay or procure the payment of all calls, instalments or other payments (on a joint and several basis) which may at any time become due in respect of any of the Charged Assets.

8.7	Provision of information to the Chargee

The Chargor shall promptly and, in any event, within five Business Days, provide to the Chargee copies of all notices issued and all resolutions passed in relation to its shareholding in the Company.

8.8	Substitution

No substitution or release of the Charged Assets shall occur or shall in any circumstances be permitted without the specific and prior written consent of the Chargee unless such substitution or release is permitted in accordance with this Deed or the Facility Agreement.

8.9	No Disposal of Interests

The Chargor undertakes that it will not (and will not agree to) at any time during the subsistence of this Deed make any assignment, transfer or other disposal of all or any part of the Charged Property, save as expressly permitted under the Facility Agreement.

9.	ENFORCEMENT OF SECURITY

9.1	Enforcement

Upon the occurrence of an Event of Default the security created pursuant to this Deed will become immediately enforceable and the Chargee shall be entitled, without prior notice to the Chargor or prior authorisation from the Chargor or any court, to enforce all or any part of such security and without limitation shall be entitled to:

(a)	give notice to the Account Bank and the Chargor instructing the Account Bank not to act on the instructions or requests of the Chargor in relation to any sums, Safekept Securities or other securities, property or assets at any such time or thereafter standing to the credit of the Charged Account and the Chargor shall not be entitled to give or make any further such instructions or requests;

(b)	give written notice to the Account Bank (with a copy to the Chargor) that the Chargee shall from that time onwards be the sole signatory in relation to the Charged Account;

(c)	make withdrawals from the Cash Account and/or the Safekept Securities Account as it sees fit and apply any credit balances in the Charged Account in or towards repayment of the Secured Obligations and such other liabilities of the Chargor as the Chargee may elect;

(d)	sell or otherwise dispose of all or any of the Safekept Securities, or any other security, asset or property in the Charged Account;

(e)	give notice to the Account Bank to transfer the Safekept Securities or any other securities or property in the Charged Account into an account in the name of or nominated by the Chargee and the Chargor agrees that in such circumstances and at the request of the Chargee it shall arrange for those Safekept Securities, other securities or property to be credited to the Chargee’s nominated account;

(f)	generally use amounts standing to the credit of the Charged Account at its discretion in order to discharge the Chargor’s obligations under the Finance Documents;

(g)	give any other notice or instructions to the Account Bank relating to the Charged Account to be acted upon by the Account Bank without enquiry and without further authority from the Chargor;

(h)	request the Account Bank to disclose to the Chargee and its appointed representatives the books and records of the Charged Account maintained at the Account Bank and other information and particulars in relation to the Charged Account in which case the Chargor hereby irrevocably waives any right of confidentiality which may exist in respect of such books, records and other information to the extent necessary to allow disclosure of such books, records and other information to the Chargee and its advisers;

(i)	enforce all or any part of the security created pursuant to this Deed (at the times, in the manner and on the terms it thinks fit) including taking possession of, holding, selling or otherwise disposing of all or any part of the Charged Property at the times, in the manner and on the terms as it may think fit; and

(j)	whether or not it has appointed a Receiver, exercise all or any of the powers, authorities and discretions conferred by this Deed on any Receiver or otherwise conferred by law on mortgagees or Receivers.

The Chargee shall apply the proceeds of any of the above actions in accordance with Clause 12.1 and/or Clause 12.2.

9.2	Any restrictions on the consolidation of liens shall be excluded to the fullest extent permitted by law and the Chargee shall, so far as it shall be lawful, be entitled to consolidate all or any of the security interests constituted by this Deed and/or its powers hereunder with any other liens whether in existence at the date of this Deed or created thereafter.

9.3	A certificate in writing by an officer or agent of the Chargee that any power of sale or other disposal has arisen and is exercisable shall be conclusive evidence in the absence of manifest error of that fact, in favour of a purchaser of all or any part of the Charged Property.

9.4	Neither the Chargee nor any Receiver shall be liable to account as a mortgagee in possession in respect of all or any part of the Charged Property or be liable for any loss upon realisation or for any neglect, default or omission in connection with the Charged Property to which a mortgagee in possession might otherwise be liable.

10.	APPOINTMENT OF RECEIVER

10.1	Appointment and Removal

After the security created by this Deed has become enforceable or if requested by the Chargor, the Chargee may by writing without notice to the Chargor:

(a)	appoint one or more persons to be a Receiver of the whole or any part of the Charged Property;

(b)	remove (so far as it is lawfully able) any Receiver so appointed; and

(c)	appoint another person(s) as an additional or replacement Receiver(s).

10.2	Capacity of Receivers

Each person appointed to be a Receiver pursuant to Clause 10.1 (Appointment and Removal) shall be:

(a)	entitled to act individually or together with any other person appointed or substituted as Receiver;

(b)	for all purposes deemed to be the agent of the Chargor who shall be solely responsible for his acts, defaults and liabilities (other than such acts, defaults and liabilities that are attributed to the gross negligence or wilful misconduct of the Receiver) and for the payment of his remuneration and no Receiver shall at any time act as agent for the Chargee; and

(c)	entitled to remuneration for his services at a reasonable rate to be fixed by the Chargee from time to time.

11.	POWERS OF RECEIVER

11.1	In addition to the powers of the Chargee conferred by Clause 9 (Enforcement of Security), every Receiver shall (subject to any limitations or restrictions in the instrument appointing him but notwithstanding any winding-up, insolvency or dissolution of the Chargor) have and be entitled to exercise, in relation to the Charged Property (and any assets of the Chargor which, when got in, would be Charged Property) in respect of which he was appointed, and as varied and extended by the provisions of this Deed (in the name of or on behalf of the Chargor or in his own name and, in each case, at the cost of the Chargor):

(a)	all the powers and rights of an absolute owner and power to do or omit to do anything which the Chargor itself could do or omit to do;

(b)	the power to do all things (including without limitation bringing or defending proceedings in the name or on behalf of the Chargor) which are incidental or conducive to (a) any of the functions, powers, authorities or discretions conferred on or vested in him or (b) the exercise of the Collateral Rights (including without limitation realisation of all or any part of the Charged Property) or (c) bringing into his hands any assets of the Chargor forming part of the, or which when got in would be, Charged Property; and

(c)	all the powers conferred on him by general law.

11.2	Without prejudice to the generality of the foregoing, each Receiver shall (subject to any limitations or restrictions in the instrument appointing him but notwithstanding any winding-up, bankruptcy, insolvency or dissolution of the Chargor) have the following powers in relation to the part of the Charged Property (and any assets which, when got in, would be part of such Charged Property) in respect of which he was appointed (and every reference in this Clause 11.2 to the ‘Charged Property’ shall be read as a reference to that part of the Charged Property in respect of which such Receiver was appointed):

(a)	Take Possession

power to take immediate possession of, collect and get in all or any part of the Charged Property including without limitation all dividends, interests and other monies arising therefrom or accruing thereto (whether before or after the date of his appointment) and, without prejudice to the foregoing, to cause to be registered all or any part of the Charged Property in its own name or in the name of its nominee(s) or in the name of any purchaser(s) thereof;

(b)	Proceedings and Claims

power to bring, prosecute, enforce, defend and abandon applications, claims, disputes, actions, suits and proceedings in connection with the business of the Chargor or all or any part of the Charged Property or this Deed in the name of the Chargor or in his own name and to submit to arbitration, negotiate, compromise and settle any such applications, claims, disputes, actions, suits or proceedings;

(c)	Deal with Charged Property

power to sell, transfer, convey and/or dispose of all or any part of the Charged Property (in each case with or without consideration) in such manner and on such terms as he thinks fit;

(d)	Voting Rights

power to exercise (or refrain from exercising) any or all of the voting rights in respect of the Charged Property or any part thereof in such manner and on such terms as he thinks fit;

(e)	Acquisitions

power to purchase, lease, hire or otherwise acquire any assets or rights of any description which he shall in his absolute discretion consider necessary or desirable for the improvement or realisation of the whole or any part of the Charged Property or otherwise for the benefit of the whole or any part of the Charged Property;

(f)	Redemption of Security

power to redeem, discharge or compromise any Security whether or not having priority to the security constituted by this Deed or any part of it;

(g)	Covenants, Guarantees and Indemnities

power to enter into bonds, covenants, guarantees, commitments, indemnities and other obligations or liabilities as he shall think fit, to make all payments needed to effect, maintain or satisfy such obligations or liabilities and to use the company seal(s) (if any) of the Chargor; and

(h)	Exercise of Powers in Chargor’s Name

power to exercise any of the above powers on behalf of and in the name of the Chargor (notwithstanding any winding-up, bankruptcy, insolvency or dissolution of the Chargor) or on his own behalf.

11.3	In making any sale or other disposal of all or any part of the Charged Property or any acquisition in the exercise of their respective powers, a Receiver or the Chargee may do so for such consideration, in such manner, and generally on such terms and conditions as it thinks fit. Any contract for such sale, disposal or acquisition by the Receiver or the Chargee may contain conditions excluding or restricting the personal liability of the Receiver or the Chargee.

12.	APPLICATION OF MONEYS

12.1	All moneys received or recovered by the Chargee or any Receiver pursuant to this Deed or the powers conferred by it shall (subject to (a) the claims of any person having prior rights thereto and (b) Clause 12.2) be applied by the Chargee (notwithstanding any purported appropriation by the Chargor) in accordance with the provisions of the Facility Agreement.

12.2	Notwithstanding any other provision of the Finance Documents, the Chargee or any Receiver may, at any time after the security created pursuant to this Deed has become enforceable, pay any or all of the monies received, recovered or realised by the Chargee or such Receiver under this Deed (including without limitation the proceeds of any conversion of currency) into any suspense or impersonal account (with no obligation to pay tax thereon) for so long as the Chargee or such Receiver shall think fit (whether or not any Secured Obligations shall have become due) pending any further application of such moneys in accordance with the provisions of Clause 12.1. If the Secured Obligations have been fully discharged or would be fully discharged if the monies in such suspense or impersonal account were applied towards satisfaction of the Secured Obligations, the Chargee shall apply the monies in such suspense or impersonal account towards satisfaction of the Secured Obligations and if there are any monies remaining in such suspense or impersonal account after the Secured Obligations have been fully discharged, the Chargee shall pay such remaining monies to the Chargor or to any person as directed by the Chargor. Any interest accrued on any monies in such suspense or impersonal account shall be credited to such suspense or, as the case may be, impersonal account and shall, subject to the terms of this Clause 12.2, be applied towards satisfaction of the Secured Obligations.

13.	PROTECTION OF PURCHASERS

13.1	Consideration

The receipt of the Chargee or any Receiver in respect of consideration from a purchaser shall be conclusive discharge to a purchaser and, in making any sale or disposal of any of the Charged Property or making any acquisition, the Chargee or any Receiver may do so for such consideration, in such manner and on such terms as it thinks fit.

13.2	Protection of Purchasers

No purchaser or other person dealing with the Chargee or any Receiver shall be bound to inquire whether the right of the Chargee or such Receiver to exercise any of its powers has arisen or become exercisable or be concerned with any propriety or regularity on the part of the Chargee or such Receiver in such dealings.

14.	POWER OF ATTORNEY

14.1	The Chargor hereby by way of security irrevocably (within the meaning of Section 4 of the Powers of Attorney Ordinance (Cap. 31)) appoints the Chargee and any Receiver severally to be its attorney and in its name, on its behalf and as its act and deed to, upon and at all times after the security created pursuant to this Deed has become enforceable, execute, deliver and perfect all documents and do all things which the attorney may consider to be required or desirable for:

(a)	carrying out any obligation imposed on the Chargor by this Deed (including without limitation the execution and delivery of any deeds, charges, assignments or other security and any transfers of the Charged Property) and/or any other Finance Documents which the Chargor has failed to perform in accordance with the terms hereof or thereof; and

(b)	enabling the Chargee and any Receiver to exercise, or delegate the exercise of, any of the rights, powers and authorities conferred on them by or pursuant to this Deed or any other Finance Document or by law (including without limitation, after the security created pursuant to this Deed has become enforceable, the exercise of any right of a legal or beneficial owner of the Charged Property).

14.2	The Chargor shall ratify and confirm all things done and all documents executed by any attorney in accordance with the terms of this Clause 14 in the exercise of all or any of his powers granted by or in relation to the Chargor.

15.	CHARGOR’S OBLIGATIONS

The obligations of the Chargor hereunder and the Collateral Rights shall not be discharged, impaired or otherwise affected by:

(a)	any winding-up, dissolution, re-organisation, bankruptcy, death or insolvency of, or any change in, the Chargor or any other person;

(b)	any of the Secured Obligations being at any time illegal, invalid, unenforceable or ineffective;

(c)	any unenforceability or invalidity of any other agreement or document;

(d)	any time or other indulgence being granted to the Chargor or any other person with respect to the Secured Obligations;

(e)	any amendment, variation, waiver or release of any of the Secured Obligations;

(f)	any variation of the terms upon which the Chargee holds the security constituted hereby;

(g)	any failure to take or failure to realise the value of any other collateral in respect of the Secured Obligations or any release, discharge, exchange or substitution of any such collateral; or

(h)	any other act, event or omission which but for this provision would or might operate to impair, discharge or otherwise affect any or all of the obligations of the Chargor or the Collateral Rights hereunder.

16.	EFFECTIVENESS OF COLLATERAL

16.1	The collateral constituted by this Deed and the Collateral Rights shall be cumulative, in addition to and independent of every other security which the Chargee may at any time hold for the Secured Obligations. No prior security held by the Chargee (whether in its capacity as agent or trustee or otherwise) over the whole or any part of the Charged Property shall merge into the collateral hereby constituted.

16.2	This Deed shall remain in full force and effect as a continuing security for the Secured Obligations unless and until discharged by the Chargee and shall not cease by reason of any partial payment of any of the Secured Obligations. Notwithstanding the foregoing, if the obligations of the Chargor under this Deed cease to be continuing for any reason, the liability of the Chargor at the date of such cessation shall remain, regardless of any subsequent increase or reduction in the Secured Obligations.

16.3	No failure on the part of the Chargee to exercise, or delay on its part in exercising, any Collateral Right shall operate as a waiver thereof, nor shall any single or partial exercise of a Collateral Right preclude any further or other exercise of that or any other Collateral Right.

16.4	The Chargee shall not be obliged, before exercising any Collateral Right as against the Chargor (a) to make any demand of any other person, (b) to take any action or obtain judgment in any court against the Chargor or any other person, (c) to make or file any proof or claim in a liquidation, bankruptcy or insolvency of the Chargor or any other person or (d) to enforce or seek to enforce any security in respect of the Secured Obligations.

17.	SUBSEQUENT SECURITY INTERESTS AND CHARGED ACCOUNT

If the Chargee at any time receives or is deemed to have received notice of any subsequent lien affecting all or any part of the Charged Property or any assignment or transfer of the Charged Property which is prohibited by the terms of this Deed or the other Finance Documents, all payments thereafter by or on behalf of the Chargor to the Chargee shall be treated as having been credited to a new account of the Chargor and not as having been applied in reduction of the Secured Obligations as at the time when the Chargee received such notice.

18.	SET-OFF AND CASH ACCOUNT

18.1	Set-off

The Chargor authorises the Chargee (but the Chargee shall not be obliged to exercise such right) from time to time, after the security created pursuant to this Deed has become enforceable, to set off against any or all of the sums due and payable but unpaid by and/or any or all of the obligations of the Chargor to the Chargee under this Deed any amount or other obligation (contingent or otherwise) owing by the Chargee to the Chargor and apply any credit balance to which the Chargor is entitled on any account with the Chargee in discharge of such sums payable by and/or such obligations of the Chargor (notwithstanding any specified maturity of any deposit standing to the credit of any such account).

18.2	Cash Account

In no circumstances shall the Cash Account have a balance that is less than zero.

19.	EXPENSES, STAMP TAXES AND LIABILITY

19.1	Expenses

The Chargor shall, at any time after the security created pursuant to this Deed has become enforceable, within three (3) Business Days of demand from the Chargee, reimburse the Chargee for all costs and expenses (including legal fees) on a full indemnity basis incurred by it in connection with:

(a)	the perfection of the security contemplated in this Deed; and

(b)	the exercise, preservation and/or enforcement of any of the Collateral Rights or the security contemplated by this Deed or any proceedings instituted by or against the Chargee as a consequence of taking or holding the security contemplated by this Deed or of enforcing the Collateral Rights, and shall carry interest from the date following 5 days after the date of such demand until so reimbursed at the rate and on the basis as mentioned in Clause 8.1 (Calculation of interest) of the Facility Agreement.

19.2	Stamp Taxes

The Chargor shall pay all stamp, registration and other taxes to which this Deed, the security contemplated in this Deed or any judgment given in connection with it is or at any time may be subject and shall, from time to time, indemnify the Chargee on demand against any liabilities, costs, claims and expenses resulting from any failure to pay or delay in paying any such tax other than any liabilities, costs, claims and expenses which arise as a consequence of any gross negligence or wilful misconduct on the part of the Chargee.

19.3	Indemnity

The Chargor shall, notwithstanding any release or discharge of all or any part of the security, indemnify the Chargee, its agents, attorneys and any Receiver against any action, proceeding, claims, losses, liabilities and costs which it has sustained as a consequence of any breach by the Chargor of the provisions of this Deed and/or the exercise of any of the rights and powers conferred on them by this Deed (other than any loss or cost which arises as a consequence of any gross negligence or wilful misconduct on the part of the Chargee) provided that such costs shall be reasonable prior to the security created pursuant to this Deed becoming enforceable. The Chargor is not liable to indemnify the Chargee against any costs referred to in this Clause 19.3 to the extent that such costs have been paid by the Chargor to the Chargee under Clause 19.1.

19.4	No Liability

None of the Chargee or any Receiver shall be liable by reason of (a) taking any action permitted by this Deed or (b) any neglect or default in connection with all or any part of the Charged Property or (c) the taking possession or realisation of all or any part of such Charged Property, except in the case of gross negligence or wilful default upon its part.

20.	CURRENCY CONVERSION AND INDEMNITY

20.1	For the purpose of or pending the discharge of any or all of the Secured Obligations, the Chargee may convert any moneys received, recovered or realised or subject to application by the Chargee pursuant to this Deed from the currency of such moneys to another for such purpose and any such conversion shall be made at such market rate of exchange as may be available to the Chargee from time to time in the ordinary course of its business for obtaining such other currency with the first currency and the Secured Obligations shall be discharged only to the extent of the net proceeds of such conversion received by the Chargee.

20.2	If any sum (a ‘Sum’) due from the Chargor under this Deed or any order or judgment given or made in relation thereto has to be converted from the currency (the ‘First Currency’) in which such Sum is payable into another currency (the ‘Second Currency’) for the purpose of:

(a)	making or filing a claim or proof against the Chargor; or

(b)	obtaining or enforcing an order or judgment in any court or other tribunal,

the Chargor shall as an independent obligator, within three Business Days of demand, indemnify the Chargee from and against any loss suffered or incurred as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert such Sum from the First Currency into the Second Currency and (b) the rate or rates of exchange at which the Chargee may in the ordinary course of business purchase the First Currency with the Second Currency at the time of receipt of such Sum.

21.	PAYMENTS FREE OF DEDUCTION

All payments to be made by the Chargor under this Deed shall be made free and clear of and without deduction for or on account of tax unless the Chargor is required to make such payment subject to the deduction or withholding of tax, in which case the sum payable by the Chargor in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Chargee receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

22.	PARTIAL INVALIDITY

If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Deed nor of such provision under the laws of any other jurisdiction shall in any way be affected or impaired thereby and, if any part of the security intended to be created by or pursuant to this Deed is invalid, unenforceable or ineffective for any reason, that shall not affect or impair any other part of the security intended to be created by or pursuant to this Deed.

23.	CHANGES TO PARTIES

23.1	The Chargor may not assign or transfer any or all of its rights (if any) and/or obligations under this Deed.

23.2	The Chargee may:

(a)	assign all or any of its rights under this Deed; and

(b)	transfer all or any of its obligations (if any) under this Deed,

to any other person.

23.3	The Chargor irrevocably and unconditionally confirms that:

(a)	it consents to any assignment or transfer by the Chargee of its rights and/or obligations made in accordance with the provisions of the Finance Documents;

(b)	it shall continue to be bound by the terms of this Deed, notwithstanding any such assignment or transfer; and

(c)	the assignee or transferee of the Chargee shall acquire an interest in this Deed upon such assignment or transfer taking effect.

24.	PERPETUITY PERIOD

The perpetuity period under the rule against perpetuities, if applicable to this Deed, shall be the period of 80 years from the date of this Deed.

25.	NOTICES

The provisions of Clause 29 (Notices) of the Facility Agreement shall apply mutandis mutandis to this Deed.

26.	GOVERNING LAW

This Deed shall be governed by and construed in accordance with the laws of Hong Kong.

27.	ENFORCEMENT

27.1	Arbitration

(a)	All disputes arising out of or in connection with this Deed (including, but not limited to, any dispute concerning the existence, validity, formation, effect, interpretation, performance or termination of this Agreement) shall be finally settled and resolved by binding arbitration under the Rules of Arbitration of the International Chamber of Commerce (the “ICC Rules”) by the arbitral tribunal appointed in accordance with the ICC Rules.

(b)	Any arbitration initiated pursuant to or in accordance with paragraph (a) above shall be conducted as follows:

(i)	the seat of arbitration shall be Hong Kong;

(ii)	the language to be used in the arbitral proceedings shall be English;

(iii)	the arbitral tribunal shall consist of three arbitrators;

(iv)	any award rendered by the arbitral tribunal shall be final, conclusive and binding upon the Parties. To the extent permitted by law, the Parties irrevocably waive any right to any form of appeal, review or recourse of any rendered award to any state or other judicial authority; and

(v)	judgment upon any award rendered may be entered in any court having jurisdiction.

27.2	Waiver of immunities

Each Chargor irrevocably waives, to the extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from:

(a)	suit;

(b)	jurisdiction of any court;

(c)	relief by way of injunction or order for specific performance or recovery of property;

(d)	attachment of its assets (whether before or after judgment); and

(e)	execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any proceedings in the courts of any jurisdiction (and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any immunity in any such proceedings).

28.	COUNTERPART

This Deed may be executed in any number of counterparts, each of which is an original and all of which together evidence the same agreement.

IN WITNESS WHEREOF this Deed has been executed as a deed by the Chargor and by the Chargee and is intended to be and is hereby delivered by the Chargor and by the Chargee as a deed on the date specified above.

SCHEDULE 1

FORM OF NOTICE OF CHARGE

To:	[Citibank N.A., Hong Kong Branch]

Copy to:	Gopher Investment Fund SPC for the account of Gopher Financing Fund SP

Date: [                    ]

Dear Sirs,

Re:	[Description of the Safekept Securities Account] (the “Safekept Securities Account”)

[Description of the Cash Account] (the “Cash Account”)

1.	We hereby give you notice that we have granted a first fixed charge and assignment in favour of Gopher Investment Fund SPC for the account of Gopher Financing Fund SP (the “Chargee”) pursuant to an account charge (the “Account Charge”) entered into between ourselves and the Chargee dated [ ] 2013 over the Safekept Securities Account and the Cash Account as described in the heading above, including any renewal or re-designation thereof, together the “Charged Account”), the credit balance from time to time on the Charged Account, all Safekept Securities (as defined in the Account Charge) or other securities from time to time standing to the credit of the Safekept Securities Account and all rights, benefits and proceeds in respect thereof.

2.	We are authorised by the Chargee to tell you that (until further notice to you from the Chargee) you should continue to treat us as entitled to operate the Charged Account save that no withdrawals may be made from the Safekept Securities Account or the Cash Account without the prior written consent of the Chargee.

3.	We hereby irrevocably and unconditionally instruct and authorise you (notwithstanding any previous instructions whatsoever which we may have given you to the contrary), if you receive notice from the Chargee that the security under the Account Charge has become enforceable:

(a)	not to act on our instructions or requests in relation to any sums, Safekept Securities or other securities, property or assets at any such time or thereafter standing to the credit of the Charged Account;

(b)	that the Chargee shall from that time onwards be the sole signatory in relation to the Charged Account;

(c)	if so instructed by the Chargee, to act in accordance with any instructions from the Chargee to withdraw moneys, Safekept Securities or other securities, property or assets standing to the credit of the Charged Account without enquiry and without further authority from us and to apply all such moneys as directed from time to time by the Chargee;

(d)	if instructed by the Chargee, to act in accordance with any instructions from the Chargee to sell or otherwise realise, or to enter into any exchange transaction with respect to, any Safekept Securities, other securities, deposits, funds or other investments, property or assets concerned with or recorded in or standing to the credit of the Charged Account without enquiry and without further authority from us;

(e)	to comply with any other notice or instructions from the Chargee relating to the Charged Account without enquiry and without further authority from us; and

(f)	to, at the request of the Chargee, disclose to the Chargee and its appointed representatives the books and records of the Charged Account and other information and particulars in relation to the Charged Account and we irrevocably waive any right of confidentiality which may exist in respect of such books, records and other information to the extent necessary to allow disclosure of such books, records and other information to the Chargee and its advisers.

4.	These instructions may not be revoked, amended, varied or waived without the prior written consent of the Chargee.

5.	Prior to the Account Charge becoming enforceable, the Chargee shall be entitled to receive statements in respect of the Charged Account upon request to the Account Bank.

6.	This notice is governed by Hong Kong law.

7.	Please acknowledge receipt of this notice and your consent to the charge and assignment referred to in this notice by signing the form of Conditions of Consent to Account Charge on the enclosed copy letter and returning it to the Chargee marked for the attention of [ ].

Yours faithfully,

for and on behalf of
[ ]

Authorised Signatory of the Chargor

SCHEDULE 2

CONDITIONS OF CONSENT TO ACCOUNT CHARGE

Date:

To:	Gopher Investment Fund SPC
for the account of Gopher Financing Fund SP
Attention:
Address:

Cc:	Morgancreek Investment Holdings Limited
Attention:
Address:

Dear Sirs,

Notice of charge in relation to the Safekeeping Account (and related Cash Account) to Citibank N.A., Hong Kong Branch (as Bank) dated [                    ] relating to [                        ] (the Customer’s) Account No. [    ] and [    ] (the “Notice”) charged in favour of Gopher Investment Fund SPC for the account of Gopher Financing Fund SP (or its successor, the “Lender”)

1.	We refer to the Safekeeping Account # (the “Safekeeping Account”) and Cash Account # (the “Cash Account”) (altogether the “Customer Accounts”) and the Notice.

2.	Please note that the General Account Conditions for the Safekeeping Account (and related Cash Account) opened pursuant to the Safekeeping Agreement dated [ ] specifically provide that:

11.1: “Neither the client or Citibank may assign or transfer any of its rights or obligations under these conditions or any Local Conditions without the other’s written consent…”.

3.	We shall only provide our consent to any assignment by way of security, charge or otherwise of the Customer Accounts, subject to the following:

(1)	The Customer, acting through its authorized signatories for each of the Customer Accounts, confirms to us, by accepting and acknowledging this letter, that

(a)	we, the Bank, are/shall be authorised to act on the instructions of the Lender which, upon and from receipt of the Instruction Notice (as defined in clause 3(4) below), shall prevail over those of the Customer for as long as we have not received the Discharge Notice referred to in section 3 (6) below;

(b)	we, the Bank may rely on the instructions and confirmations of any person that purports to be authorized signatory of the Lender without any duty of signature or authority verification;

(c)	we, the Bank, are entitled to assume that the Lender has the authority to act for and on behalf of itself and the persons (together, the “Secured Parties”) who are the beneficiaries of the assignment or otherwise entitled to the security interest over the Customer Accounts;

(d)	we, the Bank, are/shall be hereby authorized to disclose to the Lender such information relating to the Customer Accounts as the Lender may request; and

(e)	all necessary corporate actions and authorisations of the Customer have been obtained in respect of (a) to (d) above.

(2)	The Lender hereby agrees, upon our request, to provide us with documentation evidencing the authority of signatories of the Lender, in form and substance reasonably acceptable to us, to issue or execute any instructions to us and/or to agree any amendment or to execute any agreement or document on behalf of the Lender, in respect of the Customer Accounts but each of the Lender and the Customer also acknowledges that we shall have no duty to verify the signature or authority of any person who purports to be an authorized signatory of the Lender and that we are entitled to rely on each such authorized signatory’s instructions;

(3)	The Lender, and, as applicable, the Customer shall also execute the following documents for purposes of facilitating fund transfers:

•	Call back nomination form (which will be incorporated in the Instruction Notice in the case of the Lender)

(4)	The instructions by the Lender that it shall exercise its rights over the Customer Accounts shall be as set out in the form of notice (the “Instruction Notice”) attached as Appendix 1. We are under no obligation to act on the instruction set out in the Instruction Notice until one Hong Kong Business Day after the Regional A&T Operations in Hong Kong for the Customer has received the documents referred to in sections 3 (2) and 3(3) above and acknowledged receipt of the Instruction Notice in writing (“Hong Kong Business Day” means a day (other than Saturday, or Sunday) on which banks in Hong Kong and New York are open for general banking business) and;

(5)	The instructions by the Lender to remit any amount or withdraw any securities out of the above account(s) shall be in the forms of notice (the “Remittance Notice” or the “Withdrawal Notice”, as applicable) attached as Appendix 2A and 2B. Such instructions will be processed in accordance with our standard operational procedures as may be notified to you from time to time subject to our earlier receipt of the documents referred to in sections 3 (2) and 3(3) above;

(6)	The instructions by the Lender to discharge all rights over the charged/assigned account(s) shall be in the form of notice (the “Discharge Notice”) attached as Appendix 3. We are under no obligation to act on the instruction set out in the Discharge Notice until one Hong Kong Business Day after the Regional A&T Operations confirms in writing receipt of the Discharge Notice (and subject to our earlier receipt of the documents referred to in sections 3 (2) and 3(3) above);

(7)	The Account Bank shall not be required to act on the Lender’s instructions unless such instructions are provided in accordance with the following paragraphs:-

(a)	Via fax to:

Citibank, N.A., Hong Kong Branch

55th Floor, One Island East

18 Westlands Road

Island East

Hong Kong

Attention: Regional A&T Operations; and

(b)	Via fax to (852) 26213183 / 3184; and

(c)	Cc a fax copy to (852) 2323 0279/Agency & Trust; and

(d)	In addition to the steps enumerated above, the Lender shall call Agency & Trust Tel: (852) 2868 7963 in Hong Kong and advise that it has sent fax instruction at the aforesaid fax number.

The Account Bank may notify the Lender of any change to the aforementioned addresses, modes of notification and other details at any time.

(8)	We shall not be obliged to verify the authenticity of any instructions given in accordance to paragraph 3(7) above.

(9)	Notwithstanding anything stated to the contrary in the Notice and any other agreement between the Chargor and the Lender, [the Chargor] may continue to operate the Customer Accounts and the Account Bank shall have full authority to do so in accordance with the account terms and conditions until we receive instructions from the Lender (in accordance to paragraph 3(7) above) that it is exercising its rights over the Customer Account(s) by way of the Instruction Notice.

(10)	Save as expressly provided herein, the terms and conditions applicable to the respective Customer Accounts shall continue in full force and effect.

(11)	Each of the Lender and the Customer agrees that the Bank shall not be liable in any manner for complying with the instructions of the Lender and/or Customer. The Customer and the Lender agree jointly and severally to indemnify and hold the Bank harmless from and against all losses, liabilities, claims, actions, damages and expenses arising out of or in connection with the Bank carrying out the instructions given by the Customer and/or the Lender pursuant to the Notice.

4.	Subject to your acceptance of the terms set out above, we provide our consent to the charge and assignment of the Customer Accounts and the Safekeeping Agreement and acknowledge and confirm:

(a)	that each of the Customer Accounts has been charged in favour of Gopher Investment Fund SPC for the account of Gopher Financing Fund SP as the Lender with effect from the latest date on which the Lender and the Customer have duly signed and accepted this letter; and

(b)	subject to paragraph 3(4) above, we will, in respect of the Customer Accounts, act only in accordance with the instructions given by the persons authorized by the Lender.

5.	Kindly confirm your acceptance of our terms as set out above.

Yours faithfully

For and on behalf of
Citibank, N.A., Hong Kong branch

Name:
Authorized Signatory

ACCEPTED:

For and on behalf of [the Customer]

Authorised Signatory
Name:
Date:

For and on behalf of Gopher Investment Fund SPC for the account of Gopher Financing Fund SP

Authorised Signatory
Name:
Date:

ENC

Appendix 1 – Instruction Notice

[Note: To be prepared on letterhead of the Lender]

Date:

[Regional A&T Operations

Citibank, N.A., Hong Kong Branch

55th Floor, One Island East

18 Westlands Road

Island East

Hong Kong

and fax to (852) 2621 3183 / 3184

Cc: Agency & Trust

Fax no: (852) 2323 0279

Cc: [        ]

RE: Instruction Notice of Lender

Dear Sir or Madam,

Pursuant to the Notice of Charge dated                      in relation to the Safekeeping Account and the Cash Account (the “Customer Accounts”) issued by the Customer, the Lender hereby instructs Citibank, N.A., Hong Kong Branch to hold all sums and securities from time to time standing to the credit of the following account(s) to the order of the Lender and block all outgoing fund/securities transfers from the following account(s):-

Bank Account Number	Account Title	Currency
[ ] (Safekeeping Account)	[ ]	[ ]
[ ] (Cash Account)	[ ]	[ ]

A subsequent and separate instruction shall be provided by the Lender to the Bank in respect of remittance of funds or withdrawal of securities out of the above-mentioned account(s).

Call Back Nomination Form

For the purpose of verifying withdrawal or any instructions received by you from us relating to the above account(s), you may (but you are not obliged to) seek confirmation by telephoning any of the persons named below:

	Telephone number	Name
1
2
3
4

Yours sincerely,

Authorized representative
For and on behalf of
Gopher Investment Fund SPC for the account of Gopher Financing Fund SP
Tel:
Fax:

Appendix 2A – Fund Remittance Notice

[To be issued on the letterhead of the Lender]

Regional A&T Operations

via

Citibank, N.A., Hong Kong Branch

55th Floor, One Island East

18 Westlands Road

Island East

Hong Kong

and fax to (852) 2621 3183 / 3184

Cc: Agency & Trust

Fax no: (852) 2323 0279

Cc: [        ]

RE: Notice of Fund Transfer by the Lender

Dear Sir or Madam,

Pursuant to:

(a)	the Notice of Charge dated in relation to the Cash Account and the Safekeeping Account (the “Customer Accounts”) issued by [the Customer] and

(b)	our letter entitled “Instruction Notice” dated in relation to the Customer Accounts specified therein,

The Lender hereby instructs you as Bank to transfer the following sum of money to the bank account as stated below:-

Debiting A/c No.	:
Value Date	:
Currency/Amount	:
Beneficiary Bank & Location (Swift Code preferred)	:
Beneficiary A/c No.	:
Beneficiary Name	:
Payment Details (Optional)	:

Yours Sincerely,

Authorized representative
For and on behalf of
[Lender]
Tel:	Tel:
Fax:	Fax:

Appendix 2B – Securities Withdrawal Notice

[To be issued on the letterhead of the Lender]

Regional A&T Operations

via

Citibank, N.A., Hong Kong Branch

55th Floor, One Island East

18 Westlands Road

Island East

Hong Kong

and fax to (852) 2621 3183 / 3184

Cc: Agency & Trust

Fax no: (852) 2323 0279

Cc: [        ]

RE: Notice of Securities Transfer by Lender

Dear Sir or Madam,

Pursuant to:

(a)	the Notice of Charge dated in relation to [ ]’s Account No. [ ] (the “Customer Account(s)”) issued by the Customer, with a copy sent to the Lender, and

(b)	our letter entitled “Instruction Notice” dated in relation to the Safekeeping Account(s) specified therein,

The Lender hereby instructs you as Bank to transfer the following securities to the account as stated below:-

Safekeeping A/c No.	:
Value Date	:
Deliver SHS or Receive SHS	:
Free of Payment or Against Payment	:
Name of Security	:
No. of shares	:
Money Settlement Amount if Against Payment	:
Counterparty and its [CCASS][1] No.	:

Yours Sincerely,

Authorized representative
For and on behalf of
[the Lender]
Tel:
Fax:

[1]	Please confirm

Appendix 3 – Discharge Notice

[Notice of Discharge of Charge is to be prepared on the letterhead of the Lender]

Regional A&T Operations

via

Citibank, N.A., Hong Kong Branch

55th Floor, One Island East

18 Westlands Road

Island East

Hong Kong

and fax to (852) 2621 3183 / 3184

Cc: Agency & Trust

Fax no: (852) 2323 0279

Cc [        ]

RE: Notice of Discharge of Assignment

Dear Sir or Madam,

Pursuant to the Notice of Charge dated                      in relation to the Cash Account and the Safekeeping Account (the “Safekeeping Accounts”) issued by the Customer, the Lender hereby instructs you as the Bank to discharge the charge over the following Customer Accounts:-

Bank Account Number	Account Title	Currency
[ ] (Safekeeping Account)	[ ]	[ ]
[ ] (Cash Account)	[ ]	[ ]

We confirm that with effect from the date of this letter, we do not have any interest and/or any other rights in respect of the abovementioned account(s).

We further confirm that you may take instructions from the Lender in relation to the operation of the abovementioned account(s) and the Lender shall have full authority to do so in accordance with the applicable account terms and conditions.

Yours Sincerely,

Authorized representative
For and on behalf of
[Lender]
Tel:
Fax:

SIGNATURES

The Chargor

THE COMMON SEAL of	)
MORGANCREEK INVESTMENT	)
HOLDINGS LIMITED	)
was affixed to this Deed	)	/s/ Jianyu Yang
in the presence of:	)

/s/ Botao Shi
(Signature of witness)

Botao Shi
(Name of witness)

18/F, Tower A Global Trade Center, 36 North 3rd Ring Road East, Dongcheng District, Beijing
(Address of witness)

Manager
(Occupation of witness)

Address:

Telephone: 010-5957 5279

Fax: 010-5957 5252

Attention:

[Signature Page to Borrower Account Charge]

The Chargee

SIGNED, SEALED and DELIVERED	)
by	)
on behalf of Gopher Investment Fund SPC	)
for the account of Gopher Financing Fund SP	)	/s/ Shang-Yan Chuang
in the presence of:	)

/s/ Chan Yuen Han Amy
(Signature of witness)

Chan Yuen Han Amy
(Name of witness)

Room 1603, Wheelock House, 20 Pedder Street, Central, Hong Kong
(Address of witness)

Head of Operations
(Occupation of witness)

Address:

Telephone: (+852) 3628 3663

Fax: (+852) 3791 2282

Attention:

[Signature Page to Borrower Account Charge]